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                                                                    EXHIBIT 3.97

                            ARTICLES OF ORGANIZATION

                                       OF

                          AHS CUMBERLAND HOSPITAL, LLC

      The undersigned organizer, desiring to form a limited liability company pursuant to Chapter 12 of Title 13.1 of the Code of Virginia, hereby states the following:

      1. NAME. The name of the limited liability company is AHS Cumberland Hospital, LLC.

      2. REGISTERED AGENT AND REGISTERED OFFICE. The initial registered agent of the limited liability company is an individual who is a resident of Virginia and a member of the Virginia Bar. The name and address of such agent are:

                Beverley L. Crump, Esq.
                11 South 12th Street
                City of Richmond, Virginia 23219

      3. PRINCIPAL OFFICE. The address of the initial principal office of the limited liability company is:

                102 Woodmont Boulevard
                Suite 800
                Nashville, Tennessee 37205

      IN WITNESS WHEREOF, the undersigned has duly executed these Articles of Organization this 21st day of March, 2002.

                                               /s/ JONATHAN M. SKEETERS
                                               ---------------------------------
                                               JONATHAN M. SKEETERS, Organizer